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                                                                    Exhibit 23.2


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement of First Bank System, Inc. (Form S-8 No. 33-00000) dated May 11, 1995, pertaining to the Edina Realty, Inc. 1995 Sales Associate Stock Purchase Plan, of our report dated January 24, 1995, with respect to the consolidated financial statements of First Bank System, Inc. included in its Current Report on Form 8-K dated March 3, 1995, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 11, 1995